October 31, 2023 T. Rowe Price Group, Inc. Policy for General Recoupment of Incentive Compensation In the event of a determination of a need for a material restatement of the Company’s financial results within three years of the original reporting, the Board will review the facts and circumstances that led to the requirement for the restatement and will take actions it deems necessary and appropriate. The Board will consider whether any executive officer received incentive compensation, including any cash bonus, mutual fund units or equity awards, based on the original financial statements that in fact was not warranted based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement. The actions the Board could elect to take against a particular executive officer, depending on all facts and circumstances as determined during their review, include: the recoupment of all or part of any bonus or other incentive compensation paid to the executive officer, including recession or recoupment of equity awards; disciplinary actions, up to and including termination; and/or the pursuit of other available remedies, at the Board’s discretion. For purposes of this policy, the term “executive officer” shall mean executive officers of the Company as defined under the Securities Exchange Act of 1934, as amended, and such other senior executives as may be determined by the Board. The Company shall take such action as it deems necessary or appropriate to implement this Policy, including requiring all covered officers to acknowledge the rights and powers of the Company and the Board of Directors hereunder. Nothing in this policy restricts the Company from seeking recoupment under any other compensation recoupment policy or any applicable provisions in plans, agreements, awards or other arrangements that contemplate the recoupment of compensation from an executive officer. To the extent applicable, this policy will be administered in a manner that complies with applicable law and listing exchange requirements and shall be interpreted and construed accordingly. Adopted October 31, 2023 Board of Directors T. Rowe Price Group, Inc.